                                                                                                                                                                                                                                                                                   Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 27, 2007 accompanying the consolidated statements of financial condition for the years ended December 31, 2006 and 2005 along with the related consolidated statements of earnings, stockholders’ equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting  as of December 31, 2006, included in the Annual Report of Oak Hill Financial, Inc. on Form 10-K for the year ended December 31, 2006.  We hereby consent to the incorporation of said reports in the Form 8-K/A of WesBanco, Inc. dated February 8, 2008.

Cincinnati, Ohio
February 8, 2008